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                                                                    EXHIBIT 3.17
                                                                            C-11

                                     BYLAWS

                                       OF

                            INSPIRATION MEDIA, INC.



                                   ARTICLE I

                              STOCKHOLDER MEETINGS
                              --------------------

     Section 1.  Time and Place:  All meetings of the stockholders shall be held
     --------------------------
at 10:00 a.m. at the registered office of the corporation, unless the Board of Directors designates another time or place.

     Section 2.  Annual Meeting:  The annual meeting of the stockholders shall
     --------------------------
be held on the 10th day of the last month of the corporation's fiscal year; but if that date should fall on a Saturday, Sunday, or a holiday, then the meeting shall be held on the next day which is not a Saturday, Sunday, or a holiday. At the annual meeting of the stockholders, the officers shall report on the condition of the company, and the stockholders shall elect directors for the following year.

     Section 3.  Special Meetings:  Special meetings of the stockholders may be
     ----------------------------
called by the president, by a director, or by a stockholder or stockholders holding not less than ten percent of the outstanding stock of the corporation entitled to vote at the meeting.

     Section 4.  Notices:  Written notice of all regular and special meetings
     -------------------
stating the place, day, and hour of the meeting, shall be delivered or mailed to all stockholders entitled to vote at the meeting at least ten (10) days but not more than fifty (50) days prior to the meeting. Notices of special meetings shall state the purposes for which the meeting has been called. A regular or special meeting may be held at any time and place without notice if all stockholders are present in person or by proxy, or waive notice of the meeting.

     Section 5.  Telephonic Meeting:  One or more stockholders may participate
     ------------------------------
in a stockholder meeting by means of telephone conference or similar communications equipment by

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which all persons participating in the meeting can hear each other at the same time. Participation in this manner shall constitute presence in person at the meeting.

     Section 6.  Quorum:  A quorum at any stockholder meeting shall be a
     ------------------
majority of the outstanding stock, represented in person or by proxy, entitled to vote on the issues being considered. If less than a quorum is represented at a meeting, the meeting may be adjourned to a future place and time without further notice. At an adjourned meeting at which a quorum is represented, any business may be transacted that could have been transacted at the meeting as originally called.

     Section 7.  Proxies:  Each stockholder entitled to vote on the issue being
     -------------------
considered shall be entitled to vote, either in person or by proxy, as many shares as stand in his or her name on the books of the corporation. Proxies shall be executed in writing by the stockholder or the stockholder's attorney-in-fact, and shall be filed with the secretary of the corporation before or at the time of the meeting. Unless otherwise stated therein, a proxy shall be invalid eleven (11) months after the date of its execution.

     Section 8.  Action by Unanimous Consent:  Any action that may be taken at a
     ---------------------------------------
stockholders' meeting may be taken without a meeting if a written consent setting forth the action so taken is signed by all stockholders entitled to vote with respect to the subject matter thereof. Any such consent shall be inserted in the minute book as if it were the minutes of a stockholders' meeting.

     Section 9.  Election of Directors:  Each stockholder entitled to vote at an
     ---------------------------------
election of directors may vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he or she has a right to vote, or, unless the Articles of Incorporation provide otherwise, a stockholder may cumulate votes by distributing among one or more candidates as many votes as are equal to the number of such directors multiplied by the number of his or her shares.

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                                   ARTICLE II

                          BOARD OF DIRECTORS MEETINGS
                          ---------------------------

     Section 1.  Number:  The Board of Directors of the corporation shall
     ------------------
consist of one or more members to be determined from time to time by a majority vote of the stockholders.

     Section 2.  Election:  The directors shall be elected each year by the
     --------------------
stockholders at the annual stockholders' meeting and shall serve until their successors have been elected and qualified, unless sooner removed pursuant to
Article II, Section 5.

     Section 3.  Chairman of the Board:  The Board of Directors may, if it so
     ---------------------------------
determines, elect from among its members a Chairman of the Board, who shall preside at meetings of the Board of Directors and of the stockholders, and who shall have and may exercise such other powers and responsibilities as may, from time to time, be designated by the Board of Directors.

     Section 4.  Vacancies:  If a vacancy occurs among the directors, including
     ---------------------
a vacancy created by an increase in the number thereof, but excluding removal and election of a successor as provided herein, it shall be filled by the affirmative vote of a majority of the remaining directors (whether constituting a quorum or not), and such appointee shall hold office for the unexpired term of his predecessor in office and until a successor shall have been elected and qualified.

     Section 5.  Removal:  The stockholders, at any meeting called for that
     -------------------
purpose, may remove any director or the entire Board of Directors, with or without cause, according to the procedure set forth in RCW 23A.08.380 or any successor statute.

     Section 6.  Annual Meetings:  The annual meeting of the Board of Directors
     ---------------------------
shall be held on the same day and at the same location as the annual stockholders' meeting.

     Section 7.  Regular Meetings:  Regular meetings of the Board of Directors
     ----------------------------
may be held at such times, dates and places as shall be fixed from time to time by the Board.

     Section 8.  Special Meetings:  Special meetings of the Board of Directors
     ----------------------------
may be called by the president, by a director, or by a stockholder or stockholders holding not less than ten percent of the outstanding voting stock of the corporation.

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     Section 9.  Notice:  No written notice is necessary for regular or annual
     ------------------
meetings. Written notice of all special meetings shall be delivered or mailed to all directors at least five days in advance of the meeting stating the time and place of the meeting. A special meeting may be held at any time and place without notice if all directors are present in person or waive notice of the meeting.

     Section 10.  Telephonic Meeting:  One or more directors may participate in
     -------------------------------
a meeting of the Board of Directors by means of telephone conference or similar communications equipment by which all directors participating in the meeting can hear each other at the same time. Participation in this manner shall constitute presence in person at the meeting.

     Section 11.  Quorum:  A majority of the directors then in office shall
     -------------------
constitute a quorum. If less than a quorum is present at a meeting, the meeting may be adjourned to a future time and place without further notice. At an adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting as originally called.

     Section 12.  Presumption of Assent:  All directors present at a meeting
     ----------------------------------
shall be assumed to have approved the minutes of the meeting unless written dissent is forwarded by registered or certified mail, return receipt requested, to the secretary of the corporation within seven (7) days after receipt a copy of the minutes of the meeting.

     Section 13.  Action by Unanimous Consent:  Any action that may be taken at
     ----------------------------------------
a directors' meeting or by a committee may be taken without a meeting if a written consent approving the action is signed by all directors or by all members of the committee.

     Section 14.  Combined Meeting of Directors and Stockholders:  At any
     -----------------------------------------------------------
regular or special meeting of the Board of Directors, if all of the outstanding voting stock is represented in person or by proxy, the meeting may, with unanimous stockholder consent, be conducted as a joint meeting of the directors and stockholders, and all business may be transacted and shall be of the same binding force and effect as though separate meetings had been held.

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                                  ARTICLE III

                        POWERS OF THE BOARD OF DIRECTORS
                        --------------------------------

     Section 1. General Powers:  All corporate powers shall be exercised by or
     -------------------------
under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors except as otherwise provided by the laws of the State of Washington or in the Articles of Incorporation.

     Section 2.  Director Compensation:  The directors may be paid their
     ---------------------------------
reasonable expenses and/or a fixed sum for attendance at each meeting and/or a stated salary for services rendered as a director, as may be authorized by resolution of the Board of Directors. This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

     Section 1.  Officers Designated:  The officers of this corporation shall
     -------------------------------
consist of a president, a secretary, and a treasurer, each of whom shall be elected by the Board of Directors. The directors may also elect a chief executive officer, one or more vice presidents, and such other officers as the Board of Directors may from time to time deem desirable or appropriate, and these officers shall perform such duties as may be assigned them by the Board of Directors. The officers shall be elected annually by the Board of Directors, and shall hold their offices until their successors are elected and qualified, unless sooner removed by the Board of Directors, with or without cause, at a special meeting duly called for that purpose. Any two or more offices may be held by the same person, including a director, except the offices of president and secretary; however, when all outstanding stock of the corporation is owned by only one stockholder, one person may hold all or any combination of offices.

     Section 2.  Officer Compensation:  The salary of all officers shall be
     --------------------------------
fixed by a majority vote of the Board of Directors and may be changed from time to time as the Board of Directors may determine.

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     Section 3.  President:  The president shall be the chief executive officer
     ---------------------
of the corporation and, subject to the direction and control of the Board of Directors, shall have general charge and supervision over the properties, business, and affairs of the corporation. The President shall, unless a Chairman of the Board is elected and is present, preside at all meetings of the stockholders and the Board of Directors. The President shall be an ex officio member of all committees, and shall perform such other duties as may be required of him by the Board of Directors.

     Section 4.  Vice President:  The vice president(s) shall perform the duties
     --------------------------
of the president in the absence of the president, and shall have and perform such other duties as may be assigned by the Board of Directors or by the president.

     Section 5.  Secretary:  The secretary shall record and keep minutes of
     ---------------------
meeting of the stockholders and directors, and shall maintain a stockholder and stock transfer record, showing stockholder residences, the number of shares of stock held, and the date on which they became the owners of such shares. The secretary shall be the custodian of the corporate records and corporate seal (if any), and shall keep such other books and perform such other duties as may be required by law or assigned by the president or directors. In the absence of the secretary, a duly-elected assistant secretary or other officer shall perform such duties.

     Section 6.  Treasurer:  Subject to the direction and control of the Board
     ---------------------
of Directors, the treasurer shall have the custody, control, and responsibility for the funds and securities of the corporation and shall account for the same and keep such books of account as the Board of Directors may require. The treasurer shall make reports of the financial condition of the corporation to the president or the directors whenever requested, and a report of like character shall be submitted by the treasurer at the annual meeting of the stockholders. The treasurer shall, if required by the Board of Directors, give such bond as they may designate. In the absence of a treasurer, such duties shall be performed by a duly-elected assistant treasurer, or by the secretary.

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     Section 7.  Dual Authority:  When any officer holds a dual position, the
     --------------------------
officer shall subscribe in accordance with the work then at hand; that is, if then acting as vice president, he or she shall so designate.

                                   ARTICLE V

                        REPAYMENT OF EXCESS COMPENSATION
                        --------------------------------

     Any payments made to an officer or director of the corporation as salary, commission, bonus, interest, rent, or expense reimbursements, which are disallowed in whole or in part by the Internal Revenue Service as a deductible expense, shall be repaid by such officer or director to the corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce repayment of disallowed amounts. If authorized by the Board of Directors, proportionate amounts may be deducted from the future compensation payments due to such officer or director until the amount owed to the corporation has been recovered.

                                   ARTICLE VI

                                INDEMNIFICATION
                                ---------------

     The corporation shall indemnify directors and officers of the corporation to the full extent permitted by RCW 23A.08.025. The corporation shall also have the power to indemnify employees and agents of the corporation who are not officers or directors, to such extent as may be permitted by law, and as provided by the Articles of Incorporation, these Bylaws, general or specific action of the Board of Directors or contracts. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against any liability asserted against and incurred by that person in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify under the provisions of RCW 23A.08.025.

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                                  ARTICLE VII

                     STOCK CERTIFICATES AND THEIR TRANSFER
                     -------------------------------------

     Section 1.  Form:  Stock certificates shall be signed by the president or
     ----------------
vice president and by the secretary or an assistant secretary, and shall be endorsed to set forth written notice of any restrictions imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the stock is issued and the number of shares and date of issue shall be entered on the stock transfer books of the corporation.

     Section 2.  Issuance:  No shares of the corporation shall be issued unless
     --------------------
authorized by the Board of Directors. Such authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. If shares are issued for other than cash, the Board of Directors shall determine the value of the consideration.

     Section 3.  Transfer:  All certificates surrendered to the corporation for
     --------------------
transfer shall be canceled. No new certificate shall be issued until the former certificates for a like number of shares have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     Section 4.  Subscriptions:  Any stock subscription not paid in accordance
     -------------------------
with its terms may be collected as follows:

          a. A suit may be commenced to collect the unpaid balance of the subscription, or

          b. A notice shall be mailed to the subscriber at the last post office address known to the corporation stating that, if the subscriber has not paid the amount due by a date at least 20 days after the date the notice is mailed, the corporation will either (1) deem the subscription to have been forfeited and retain any sums paid as liquidated damages, or (2) will deem the subscription to have been forfeited. In the event of a subsequent sale of any of the shares represented by the forfeited subscription, any excess of the proceeds realized over the amount due and unpaid on the subscription to the subscriber shall be paid to the delinquent subscriber,and the

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corporation may hold the delinquent subscriber liable for any deficiency between the amount stated in the subscription, less the amounts paid by the subscriber and amounts realized on the subsequent sale.

                                  ARTICLE VIII


                              AMENDMENT OF BYLAWS
                              -------------------

     Section 1.  By the Stockholders:  The stockholders, by a majority vote at
     -------------------------------
any regular meeting of the stockholders or at any special meeting called for that purpose, may amend or repeal these Bylaws or adopt additional bylaws.

     Section 2.  By the Directors:  The Board of Directors may amend or repeal
     ----------------------------
these Bylaws or adopt additional bylaws, but shall not alter or repeal any bylaws adopted by the stockholders.

                                   ARTICLE IX


                                 RULES OF ORDER
                                 --------------

     The rules contained in the most recent edition of Robert's Rules of Order shall govern all meetings of stockholders and directors where those rules are not inconsistent with the Articles of Incorporation, Bylaws, or any special rules of order of the corporation.

                                   ARTICLE X


                                WAIVER OF NOTICE
                                ----------------

     Whenever any notice of meeting is required to be given to any stockholder or director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a written waiver of notice signed by the person or persons entitled to such notice, whether executed before or after the meeting, shall be deemed equivalent to the giving of such notice.

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     BE IT KNOWN that the foregoing Bylaws were adopted by the Board of
Directors as the Bylaws of this corporation, effective October 20, 1986. In witness whereof, we do hereunto subscribe our names as President and Secretary of this corporation.


                               -----------------------------
                               Edward G. Atsinger III,
                               President


                               Eric Halvorson
                               -----------------------------
                               Eric Halvorson, Secretary


0457a

OA973080.130/3+

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